UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2006

PATHOGENICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-123431	43-2078278
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

99 Derby Street
Suite 200
Hingham, MA	02043
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (781) 556-1090

Item 8.01. Other Events.

On August 23, 2006, Acuity Pharmaceuticals, Inc., a clinical stage ophthalmic pharmaceutical company, and Pathogenics, Inc. announced publication of preclinical data demonstrating the potential clinical utility of N-Chlorotaurine (NCT) in the treatment of viral conjunctivitis. Acuity recently in-licensed exclusive worldwide development and commercialization rights to a proprietary formulation of NCT for ocular uses from Pathogenics, which is developing NCT for a variety of topical and body cavity infections. The ocular formulation is currently in a Phase l safety study in Europe.

Item 9.01 Financial Statements and Exhibits.

Ex. No.	Description
99.1	Press Release dated August 23, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pathogenics, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHOGENICS, INC.

Date: August 28, 2006	By:	/s/ Frederic P. Zotos

Name: Frederic P. Zotos Title: President and Chief Executive Officer